                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 WALGREEN CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                 WALGREENS LOGO

                                200 WILMOT ROAD
                           DEERFIELD, ILLINOIS 60015

                                                               November 21, 2000

Dear Walgreens Shareholder:

     You are cordially invited to our Annual Shareholders' Meeting on Wednesday, January 10, 2001, at 2:00 p.m., Central Standard Time. The meeting will be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois. A trolley service will run from the Navy Pier parking garages to Entrance 2, Lobby
3. Five dollar parking passes will be available at the registration desk.

     The year 2001 is a momentous one for Walgreens, marking the 100th anniversary of our beginning on the South Side of Chicago. There is no question that our founder, Charles R. Walgreen Sr., was one of the most innovative retailers of the 20th century. When he died in 1939, he passed on that legacy, and today Walgreens continues to drive profitability through innovation. We look forward to sharing our plans for continued success with you at our Annual Meeting.

     As usual, we will offer a sign language interpreter. If you would like to use this service, please watch for a sign directing you to a special area or seek assistance from one of our ushers.

     We look forward to seeing you January 10. Whether or not you plan to attend, it is important that you vote your proxy promptly in accordance with the instructions on the enclosed proxy card.

     Thank you for the loyalty you show Walgreens, both as a shareholder and--we hope!--customer. Our best wishes for a happy holiday season.

Sincerely,

/s/ L. DANIEL JORNDT
L. DANIEL JORNDT
Chairman and CEO

/s/ D. W. BERNAUER

D. W. BERNAUER
President and COO

                              [WALGREEN CO. LOGO]

                                200 WILMOT ROAD
                           DEERFIELD, ILLINOIS 60015

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD WEDNESDAY, JANUARY 10, 2001

TO THE SHAREHOLDERS OF WALGREEN CO.:

     The Annual Meeting of Shareholders of WALGREEN CO., an Illinois corporation, will be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 10, 2001, at 2:00 P.M. Central Standard Time. The Annual Meeting is for the following purposes:

     (1) To elect ten directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on November 13, 2000, are entitled to vote at the meeting.

     Shareholders are cordially invited to attend the Annual Meeting. If attending, you should bring the admission ticket attached to the enclosed proxy. You may vote your shares by telephone, via the internet or by mail by following the instructions on your proxy card. If you vote by telephone or via the internet, you should not return your proxy card. If you choose to vote by mail, please sign, date and return the proxy card in the envelope provided. The proxy may be revoked at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary or by submitting another timely proxy by telephone, internet or mail. If you are present at the meeting, you may vote your shares in person and the proxy will not be used. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian.

     For further information concerning individuals nominated as directors and the use of the proxy, you are respectfully urged to read the proxy statement on the following pages.

     The Company's Annual Report to shareholders for fiscal year 2000 is enclosed with this proxy statement.

                                        By order of the Board of Directors.

                                        Julian A. Oettinger
                                                  JULIAN A. OETTINGER
                                                       Secretary

November 21, 2000

                               WALGREEN CO. LOGO

                                200 WILMOT ROAD
                           DEERFIELD, ILLINOIS 60015

                                                               November 21, 2000

                                PROXY STATEMENT

     This proxy statement is being sent beginning November 21, 2000, in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of Walgreen Co. to be held on January 10, 2001, and further to inform the shareholders concerning the use of the proxy and the business to be transacted at the meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. The proxy may be revoked at any time before it is voted by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy by telephone, internet or mail. The items enumerated herein constitute the only business that the Board of Directors intends to present or is informed that others will present at the meeting. The proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting. Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Only shareholders of record at the close of business on November 13, 2000, are entitled to notice of, and to vote at, the meeting. Your vote is confidential and will not be disclosed to the Company unless required by law or requested by you.

     The expenses incurred in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may also be made in some cases by telephone or personal call by officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company may request brokerage houses and other nominees or fiduciaries to forward copies of the Company's proxy material and Annual Report to beneficial owners of stock held in their names, and the Company may reimburse them for reasonable out-of-pocket expenses incurred in so doing. The Company may also elect to retain professional solicitors to assist in the solicitation of proxies. Any professional solicitors will be paid by the Company.

                             ELECTION OF DIRECTORS

     There are ten nominees for election to the Board of Directors. Vernon A. Brunner is retiring from the Board of Directors and is not standing for re-election.

     In the election of the Board of Directors, shareholders have the right to vote the number of shares owned by them for each of the ten nominees. Alternatively, shareholders may cumulate their votes and give ten votes to one nominee for each share owned, or they may distribute their votes on the same principal among as many nominees as they choose. Directors are elected by the votes of a majority of the shares represented in person or by proxy at the meeting. Withheld votes have the effect of votes against the election of directors, since there are fewer votes for election. Broker non-votes will not count as votes. As of the close of business on November 13, 2000, the Company had 1,013,352,546 shares of Common Stock outstanding.

     Proxy votes will be cast for the election of the nominees named below to hold office for one year or until their successors are elected and qualified. Should any of such individuals unexpectedly become unavailable for election, the proxies reserve the right to nominate and vote for such other person as they shall designate.

     The following table sets forth the names, ages, principal occupations and other information respecting the director nominees:

                                   NAMES AND AGES OF DIRECTOR NOMINEES,                PERIOD OF SERVICE
                                        THEIR PRINCIPAL OCCUPATIONS                       AS DIRECTOR
                                           AND OTHER INFORMATION                           BEGAN IN
                                   ------------------------------------                -----------------

JORNDT PHOTO            L. Daniel Jorndt, 59--Chairman of the Board (since July              1990
                        1999) and Chief Executive Officer (since January 1998). Mr.
                        Jorndt was Chief Operating Officer and President from
                        January 1990 to January 1999.

BERNAUER PHOTO          David W. Bernauer, 56--President and Chief Operating                 1999
                        Officer (since January 1999). Mr. Bernauer was Senior Vice
                        President from July 1996 to January 1999 and Chief
                        Information Officer from February 1995 to January 1999. Mr.
                        Bernauer was a Vice President from February 1990 to July
                        1996.

FOOTE PHOTO             William C. Foote, 49--Chairman of the Board, Chief                   1997
                        Executive Officer and President of USG Corporation. Mr.
                        Foote is also a director of USG Corporation and GATX
                        Corporation.

HOWARD PHOTO            James J. Howard, 65--Chairman of the Board of Xcel Energy            1986
                        Inc. Mr. Howard is also a director of Xcel Energy Inc.,
                        Honeywell Inc., Ecolab, Inc., and the Federal Reserve Bank
                        of Minneapolis.

MCNALLY PHOTO           Alan G. McNally, 55--Chairman of the Board (since April              1999
                        1995) and Chief Executive Officer (since 1993) of Harris
                        Bank, and Vice Chair of Bank of Montreal (since 1990).
                        Chairman of the Board (since April 1998) and President
                        (since 1994) of Bankmont Financial Corporation. Mr. McNally is also a director of Harris Bankcorp, Inc.

                                   NAMES AND AGES OF DIRECTOR NOMINEES,                PERIOD OF SERVICE
                                        THEIR PRINCIPAL OCCUPATIONS                       AS DIRECTOR
                                           AND OTHER INFORMATION                           BEGAN IN
                                   ------------------------------------                -----------------

REED PHOTO              Cordell Reed, 62--Former Senior Vice President of                    1994
                        Commonwealth Edison Co. (retired 1997). Mr. Reed is also a director of LaSalle Bank N.A. and Underwriters Laboratories
                        Inc.

SCHWARTZ PHOTO          David Y. Schwartz, 59--Independent business advisor and              2000
                        consultant. Former Partner at Arthur Andersen, LLP (retired
                        1997). Mr. Schwartz is also a director of Venator Group,
                        Inc.

SCHWEMM PHOTO           John B. Schwemm, 66--Former Chairman and Chief Executive             1985
                        Officer of R.R. Donnelley & Sons Company. Mr. Schwemm is
                        also a director of USG Corporation and William Blair Mutual
                        Funds, Inc.

VON FERSTEL PHOTO       Marilou M. von Ferstel, 62--Former Executive Vice President          1987
                        and General Manager of Ogilvy Adams & Rinehart (retired
                        1997).

WALGREEN PHOTO          Charles R. Walgreen, III, 65--Former Chairman of the Board           1963
                        (until July 1999) and Chief Executive Officer (until
                        January 1998).

        INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met four times and there were 16 meetings of Board Committees during the 2000 fiscal year. All directors attended more than 75% of the aggregate of the meetings of the Board of Directors and the Board Committees on which he or she served.

COMPENSATION OF DIRECTORS

     Full-time employees of the Company who serve as Directors receive only reimbursement of expenses incurred in attending meetings. During fiscal year 2000, Directors who were not employees received a quarterly retainer of $6,375 for Board service, a fee of $1,200 for each Board of Directors and Board Committee meeting attended, and reimbursement for expenses incurred in connection with such meetings.

     Mr. Walgreen III did not receive Director's fees. He received $491,500 in consulting fees from the Company during fiscal 2000 pursuant to a Consulting Agreement entered into prior to his retirement as Chief Executive Officer of the Company. He also received full-time secretarial support and payment of $30,552 for a company car and country club dues. The Consulting Agreement provides Mr. Walgreen III with 150% of his base salary in effect at retirement over a three-year term for consulting services and ends February 27, 2001.

     Messrs. Howard and Schwemm, and Ms. von Ferstel participated in unfunded deferred compensation plans offered prior to 1993 that permitted Directors to defer a portion of his or her retainer fees. During fiscal 2000, payments were made to Directors under such plans as follows: Mr. Howard, $15,883 and Mr. Schwemm, $40,829.

     Effective November 1996, the Company established the Walgreen Co. Nonemployee Director Stock Plan pursuant to which each non-employee Director of the Company will receive an annual equity grant, the amount of which is subject to adjustment on an annual basis. In fiscal 2000, each director received a grant of 2,000 shares (Mr. McNally received a prorated grant of 1,500 shares). During the term of the Plan, each Director will also receive fifty percent of his or her quarterly retainer in the form of shares, which may be deferred into stock units. In addition, a Director may elect to receive all or a portion of the cash component of his or her quarterly retainer and meeting fees in the form of deferred stock units or to have such amounts placed in a deferred cash compensation account. This Plan is a replacement for certain compensation arrangements for non-employee Directors in effect prior to November 1996, under the Walgreen Co. Retirement Plan for Outside Directors. That Plan will continue to apply in the future only with respect to compensation earned by non-employee Directors for periods of service prior to November 1, 1996. Under the terms of the Walgreen Co. Retirement Plan for Outside Directors, the annual benefits payable to a Director for the shorter of (i) the number of years the Director served as a non-employee member of the Board, or (ii) ten years, were equal to the sum of 80% of the annual Board retainer in effect on the date of retirement, plus 4% of the Director's final annual retainer for each year of service as a non-employee Director in excess of ten years. In no case could the annual benefit payment exceed 100% of the annual retainer in effect and payable to the Director on the date of his or her retirement from the Board of Directors.

COMMITTEES

     The Board of Directors had standing Executive, Audit, Compensation, Finance, and Nominating and Governance Committees during fiscal 2000, each of which is described below.

     The Executive Committee met three times during the fiscal year. The Committee is composed of L. Daniel Jorndt, Chairman; David W. Bernauer; Vernon
A. Brunner; Cordell Reed and John B. Schwemm. During intervals between meetings of the Board of Directors, the Executive Committee possesses such powers of the Board of Directors in the management of the business and affairs of the Company as may be delegated by the Board of Directors, subject to such limitations as may be imposed by law and the By-Laws of the Company.

     The Audit Committee met four times during the fiscal year. The Committee is composed of John B. Schwemm, Chairman; William C. Foote; David Y. Schwartz and Marilou M. von Ferstel. Each member of the Committee is independent as defined in the listing standards of the New York Stock Exchange, on which the Company's common stock is listed. The Committee's responsibilities include evaluation of significant matters relating to the financial reporting process and system of internal accounting controls of the Company and review of the scope and results of the annual audits conducted by the independent auditor. A complete copy of the Committee's written charter is included as Appendix A to this Proxy Statement.

     The Compensation Committee met four times during the fiscal year. The Committee is composed of Cordell Reed, Chairman; James J. Howard and John B. Schwemm. The Committee reviews the Company's remuneration policies and practices, including executive salaries, compensation and other employee benefits; and administers the Company's Restricted Performance Share Plan, the 1982 Employees Stock Purchase Plan, the Executive Stock Option Plan, the 1986, 1988, 1992 and 1997 Executive Deferred Compensation/ Capital Accumulation Plans, the Walgreen Co. Section 162(m) Deferred Compensation Plan and the Walgreen Co. Nonemployee Director Stock Plan.

     The Finance Committee met four times during the fiscal year. The Committee is composed of David Y. Schwartz, Chairman; David W. Bernauer; L. Daniel Jorndt; Alan G. McNally; Cordell Reed and Charles R. Walgreen III. The Finance Committee reviews the financial requirements and practices of the Company and makes recommendations to the Board of Directors concerning such matters.

     The Nominating and Governance Committee met one time during the fiscal year. The Committee is composed of William C. Foote, Chairman; James J. Howard; John B. Schwemm and Marilou M. von Ferstel. The Nominating and Governance Committee considers matters related to corporate governance, develops general criteria regarding the qualifications and selection of board members and recommends candidates for election to the Board of Directors. The Nominating and Governance Committee will consider persons recommended by shareholders for inclusion as nominees for election to the Board of Directors if the names of such persons are submitted in writing in a timely manner to the Secretary of the Company. All recommendations should be accompanied by a complete statement of such person's qualifications and an indication of the person's willingness to serve.

            SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following tabulation sets forth information as of November 13, 2000, concerning the ownership of Common Stock by each Director, each of the executive officers named in the Summary Compensation Table included in this proxy statement, and all Directors and executive officers as a group. Except as otherwise noted, the individual named possessed sole voting and investment power over such shares.

                                                                  AMOUNT OF SHARES       PERCENT OF
                    NAME OF INDIVIDUAL                           BENEFICIALLY OWNED        CLASS
                    ------------------                           ------------------      ----------
L. Daniel Jorndt...........................................     1,405,605(3)(5)(8)          *
David W. Bernauer..........................................       341,415(3)(4)(8)          *
Vernon A. Brunner..........................................       706,322(3)(8)             *
William C. Foote...........................................        11,682(13)               *
James J. Howard............................................        37,072(13)               *
Jerome B. Karlin...........................................       196,981(3)(6)(8)          *
Alan G. McNally............................................        10,500(13)               *
Cordell Reed...............................................        17,976(13)               *
John A. Rubino.............................................       273,421(3)(7)(8)          *
David Y. Schwartz..........................................         4,200(13)               *
John B. Schwemm............................................        43,442(9)                *
William A. Shiel...........................................       320,603(3)(8)(10)         *
Marilou M. von Ferstel.....................................        22,000(11)(13)           *
Charles R. Walgreen III....................................     4,411,752(1)(2)(8)          *
All Directors and executive officers as a group (29
  individuals).............................................    15,131,639(3)(8)(12)          1.49

------------
 * Each individual owns less than 1% of the Company's Common Stock.

 (1) Included in the table for Mr. Walgreen III are 54,978 shares owned by a trust in which Mr. Walgreen III has a shared beneficial interest. These shares are listed pursuant to the requirements of Section 13(d) of the Securities Exchange Act of 1934.

 (2) Does not include 3,019 shares owned by Mr. Walgreen III's wife, 133,072 shares held in trust for her benefit, and 53,441 shares owned by other family members. These shares are noted pursuant to the requirements of
     Section 13(d) of the Securities Exchange Act of 1934 and the definition of beneficial ownership therein. Mr. Walgreen III disclaims any beneficial interest in these shares.

 (3) Includes shares granted pursuant to the Walgreen Restricted Performance Share Plan as follows: Mr. Jorndt, 34,773 shares; Mr. Bernauer, 12,790 shares; Mr. Brunner, 15,685 shares; Mr. Karlin, 9,580 shares; Mr. Rubino, 10,559 shares; Mr. Shiel, 10,186 shares; all Directors and executive officers as a group, 171,789 shares. Each individual possesses sole voting power with respect to these shares.

 (4) Does not include 40,000 shares owned by Mr. Bernauer's wife. Mr. Bernauer disclaims any beneficial interest in such shares.

 (5) Does not include 116,999 shares owned by Mr. Jorndt's wife. Mr. Jorndt disclaims any beneficial interest in such shares.

 (6) Does not include 89,704 shares held by Mr. Karlin's wife as trustee under the Carol K. Karlin Declaration of Trust. Mr. Karlin disclaims any beneficial interest in such shares.

 (7) Does not include 43,522 shares owned by Mr. Rubino's wife. Mr. Rubino disclaims any beneficial interest in such shares.

 (8) Includes shares of stock that may be acquired within 60 days after November 13, 2000, by exercise of stock options as follows: Mr. Jorndt, 925,818 shares; Mr. Bernauer, 239,722 shares; Mr. Brunner, 436,704 shares; Mr. Karlin, 124,526 shares; Mr. Rubino, 197,402 shares; Mr. Shiel, 256,496 shares; Mr. Walgreen III, 916,358 shares; all Directors and executive officers as a group, 4,290,146 shares.

 (9) Does not include 4,800 shares owned by Mr. Schwemm's wife. Mr. Schwemm disclaims any beneficial interest in these shares.

(10) Does not include 15,744 shares owned by Mr. Shiel's wife and 6,120 shares owned by Mr. Shiel's children. Mr. Shiel disclaims any beneficial interest in these shares.

(11) Does not include 4,000 shares owned by Ms. von Ferstel's husband and 100 shares for which Ms. von Ferstel is custodian under the Illinois Uniform Transfer to Minors Act. Ms. von Ferstel disclaims any beneficial interest in these shares.

(12) Includes 5,057,550 shares held by family members of executive officers or owned by trusts for which executive officers serve as trustees, the beneficial ownership of which has been disclaimed by such officers in reports filed with the Securities and Exchange Commission.

(13) Does not include deferred stock units granted pursuant to the Walgreen Co. Nonemployee Director Stock Plan as follows: Mr. Foote, 5,936 units; Mr. Howard, 6,340 units; Mr. McNally, 2,218 units; Mr. Reed, 1,525 units; Mr. Schwartz, 1,136 units; and Ms. Von Ferstel, 1,525 units.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all forms were filed in a timely manner during fiscal 2000, except that Mark A. Wagner, Treasurer, timely filed a Form 3, but inadvertently failed to include an option to purchase 1120 shares held by his wife, an employee of the Company, which error was corrected in an amended Form 3.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation of the Company's Chairman and Chief Executive Officer, and the next five most highly compensated executive officers for the last three fiscal years.

                                                ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                       --------------------------------------   ----------------------------------------
                                                                                          AWARDS               PAYOUTS
                                                                                ---------------------------   ----------
                                                                      OTHER                      SECURITIES
                                                                     ANNUAL       RESTRICTED     UNDERLYING
                                                                     COMPEN-        STOCK         OPTIONS        LTIP
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)(1)   SATION($)   AWARD(S)($)(2)      (#)       PAYOUTS($)
------------------------------  ----   ------------   -----------   ---------   --------------   ----------   ----------
L. Daniel Jorndt                2000     950,000        543,115       86,513       352,617        155,255         0
  Chairman of the Board and     1999     883,333        583,457      133,786       254,986        132,466         0
  Chief Executive Officer       1998     806,667        507,379      115,196       215,985        560,370         0
David W. Bernauer               2000     516,667        289,268       28,197       176,276         67,924         0
  Chief Operating Officer and   1999     405,668        259,457       29,305        76,076         42,018         0
  President                     1998     292,000        174,133       28,841        68,879         37,290         0
Vernon A. Brunner               2000     430,750        238,938       73,449       148,792         54,598         0
  Executive Vice President      1999     417,000        267,145      102,632       110,688         47,922         0
                                1998     399,583        243,793       93,300       103,925         57,168         0
Jerome B. Karlin                2000     337,500        184,313       25,435       112,827         41,401         0
  Executive Vice President      1999     291,667        182,130       40,037        60,464         28,294         0
                                1998     240,000        140,463       24,444        57,592         29,494         0
John A. Rubino (4)              2000     322,000        175,233       34,233       100,926         34,716         0
  Senior Vice President         1999     309,497        194,224       44,509        73,670         31,896         0
                                1998     294,500        175,751       37,169        70,064         37,938         0
William A. Shiel                2000     312,333        169,570       35,154        97,146         33,423         0
  Senior Vice President         1999     299,167        187,217       50,460        71,264         30,856         0
                                1998     284,500        169,276       43,527        67,667         36,640         0


                                 ALL OTHER
                                COMPENSATION
 NAME AND PRINCIPAL POSITION       ($)(3)
------------------------------  ------------
L. Daniel Jorndt                  588,341
  Chairman of the Board and       536,473
  Chief Executive Officer         410,486
David W. Bernauer                 258,531
  Chief Operating Officer and     177,425
  President                       143,565
Vernon A. Brunner                 250,962
  Executive Vice President        252,138
                                  220,595
Jerome B. Karlin                  191,147
  Executive Vice President        154,959
                                  118,029
John A. Rubino (4)                178,536
  Senior Vice President           172,736
                                  139,124
William A. Shiel                  165,141
  Senior Vice President           157,000
                                  132,014

------------
(1) Includes amounts earned in fiscal year, whether or not deferred.

(2) All restricted shares reflected in this column were granted as a result of the attainment of performance goals under the Restricted Performance Share Plan (a description of the Plan and the performance measures are provided in the Compensation Committee Report on Executive Compensation). Fifty percent of the award earned in 2000 is payable in cash (reflected in the All Other Compensation column), and the remaining fifty percent is payable in restricted shares. Both the cash and stock awards vest in equal amounts over a four-year period. The total number of restricted shares and their aggregate market value at August 31, 2000: Mr. Jorndt, 34,773 shares valued at $1,143,162; Mr. Bernauer, 12,790 shares valued at $420,471; Mr. Brunner, 15,685 shares valued at $515,644; Mr. Karlin, 9,580 shares valued at $ 314,943; Mr. Rubino, 10,559 shares valued at $347,127; and Mr. Shiel, 10,186 shares valued at $334,865. The aggregate market value is based on the fair market value of Common Stock as of August 31, 2000 of $32.875. Dividends are paid on the restricted shares in the same amount and at the same time as dividends paid to all other owners of Common Stock.

(3) Detail of the amounts reported in the All Other Compensation column for 2000 is provided in the table below. Split-dollar life insurance represents the actuarial value of the benefit to the executive of the current year's insurance premium paid by the Company in excess of that required to fund the death benefit under the policy. Cumulative net life insurance premiums paid are recovered by the Company after retirement.

                                                    MR.        MR.         MR.        MR.        MR.        MR.
                     ITEM                         JORNDT     BERNAUER    BRUNNER    KARLIN     RUBINO      SHIEL
                     ----                         -------    --------    -------    -------    -------    -------
Split-Dollar Life Insurance...................     72,526     25,758      21,720     17,380     15,527     10,358
Above-Market Interest Earned on Deferred
  Compensation................................     50,944      8,194      26,023     12,369     16,480      4,380
Profit-Sharing Retirement Plan................      8,741      8,741       8,741      8,741      8,741      8,741
Profit-Sharing Restoration Plan...............    207,420     91,460      89,514     73,062     66,602     73,114
Restricted Performance Share Plan Cash
  Award.......................................    248,710    124,378     104,964     79,595     71,186     68,548
                                                  -------    -------     -------    -------    -------    -------
      Total...................................    588,341    258,531     250,962    191,147    178,536    165,141
                                                  =======    =======     =======    =======    =======    =======

(4) Mr. Rubino retired as an officer of the Company effective May 1, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding non-qualified options granted to the named executive officers during the Company's last fiscal year.

                                        INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------
                                                       % OF TOTAL
                                     SECURITIES          OPTIONS          EXERCISE
                                     UNDERLYING        GRANTED TO            OR                        GRANT DATE
                                       OPTIONS          EMPLOYEES        BASE PRICE     EXPIRATION    PRESENT VALUE
              NAME                   GRANTED(#)     IN FISCAL YEAR(1)     ($/SH)(2)        DATE          ($)(3)
              ----                   -----------    -----------------    -----------    ----------    -------------
L. Daniel Jorndt.................      155,255            0.91             23.1875       09/01/09       1,510,563
David W. Bernauer................       67,924            0.40             23.1875       09/01/09         660,871
Vernon A. Brunner................       54,598            0.32             23.1875       09/01/09         531,215
Jerome B. Karlin.................       41,401            0.24             23.1875       09/01/09         402,814
John A. Rubino...................       34,716            0.20             23.1875       09/01/09         337,772
William A. Shiel.................       33,423            0.20             23.1875       09/01/09         325,191

------------
(1) Based on 17,040,383 options granted to all employees. Includes 14,859,275 options granted to all Company employees as of May 11, 2000 pursuant to the Company's Option 3000 Plan established in connection with the opening of the Company's 3000th store.

(2) Fair market value on the date of grant. Options are not exercisable until September 1, 2002.

(3) Present value was determined under the Black-Scholes option pricing model based on the following weighted average assumptions: volatility of 25.86%, representing the annual variance in the daily percentage change in the price of the Company's Common Stock over a seven-year period prior to the date of grant; a risk-free interest rate of 6.32%, representing the treasury bill rate for the expected term of the option; an average expected term of 7.0 years; and an annual cash dividend yield of 0.27%. The Company's use of this model in accordance with rules adopted by the Securities and Exchange Commission does not constitute an endorsement of the model nor an acknowledgment that such model can accurately determine the value of options. The ultimate realizable value of an option will depend on the market value of the Company's Common Stock on the date of exercise as compared to the exercise price of the option.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information regarding stock option exercises by the named executive officers during fiscal 2000, as well as the assumed value at August 31, 2000, of unexercised options held by such officers.

                                                               NUMBER OF SECURITIES                  VALUE OF
                                                              UNDERLYING UNEXERCISED         UNEXERCISED IN-THE-MONEY
                                                                OPTIONS AT FISCAL                   OPTIONS AT
                              SHARES                               YEAR-END (#)               FISCAL YEAR-END ($)(1)
                           ACQUIRED ON        VALUE        ----------------------------    ----------------------------
         NAME              EXERCISE(#)     REALIZED($)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----              -----------     -----------     -----------    -------------    -----------    -------------
L. Daniel Jorndt.......            0                0        935,216         848,091       26,320,262      13,321,062
David W. Bernauer......       60,880        1,623,712        202,432         147,232        5,695,048       1,863,044
Vernon A. Brunner......      197,696        4,910,195        379,536         159,688       10,682,273       2,291,272
Jerome B. Karlin.......       26,048          618,640        136,496          99,189        3,838,590       1,318,626
John A. Rubino.........       34,392          785,105        195,728         104,550        5,508,359       1,507,129
William A. Shiel.......       42,208        1,037,381        249,856         100,919        7,029,076       1,455,243

------------
(1) Based on the fair market value of Company stock as of August 31, 2000 of $32.875.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements (the "Agreements") with the persons named in the Summary Compensation Table and other key employees of the Company that become effective only upon a Change of Control (as defined in the Agreements).

     In the event that an employee is dismissed without Cause or resigns for Good Reason (as such terms are defined in the Agreements), he or she will be entitled to all accrued but unpaid compensation and benefits and a lump sum cash payment consisting of the employee's base salary through the date of termination, a proportionate bonus based upon the employee's annual bonus pursuant to the Management Incentive Plan for the last three fiscal years, the sum of the base salary plus bonus that the employee would be entitled to for the remainder of the employment period under the Agreement, unpaid deferred compensation and vacation pay, and the difference between the actuarial equivalent of the retirement benefit the employee would receive if the employee remained employed for the employment period and the actuarial equivalent of the employee's actual retirement benefits. In addition, for the remainder of the employment period, the employee is entitled to continued employee welfare benefits. The termination of employment of any of these individuals during the thirty-day period following the first anniversary of the effective date shall be deemed to be for Good Reason.

     The Agreement between the Company and Mr. Jorndt also provides that, in addition to the three-year term of employment described therein, upon termination of his employment, the Company will enter into a consulting agreement, consistent with the Company's past practice, providing him with one year's base salary over a three-year term for consulting services.

     The Compensation Committee Report on Executive Compensation and the performance graph that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report and graph by specific reference.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report describes the Company's executive compensation program and the basis on which fiscal year 2000 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the compensation tables in this proxy statement. The Committee establishes all components of executive pay and recommends or reports its decisions to the Board of Directors for approval.

     To ensure the program is administered in an objective manner, the Committee is comprised entirely of independent directors. Further, Committee members have no "interlocking" relationships as defined by the Securities and Exchange Commission.

     The duties of the Committee include recommending to the Board of Directors the base salary levels for all executive officers as well as the design of awards in connection with all other elements of the executive pay program. The Committee further evaluates executive performance and addresses other matters related to executive compensation.

COMPENSATION POLICY AND OVERALL OBJECTIVES

     In developing recommendations regarding the amount and composition of executive compensation, the Committee's goal is to provide a compensation package that will enable the Company to attract and retain talented executives, reward outstanding performance and link the interests of the Company's executives to the interests of the Company's shareholders. In determining actual compensation levels, the Committee considers all elements of the program in total rather than any one element in isolation.

     The Committee members believe that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows the Company to maintain a stable, successful management team.

     Competitive market data is provided by an outside compensation consultant. The data provided compares the Company's compensation practices to those of a group of comparator companies. The Company's market for compensation comparison purposes is comprised of a group of companies that have business operations in the retail drug industry, as well as companies having operations within broader retail and wholesale industries. In addition, the Committee considers companies that have similar sales volumes, market capitalizations and employment levels.

     In establishing a comparator group for compensation purposes, the Committee neither bases its decisions on quantitative relative weights of various factors, nor follows mathematical formulae. Rather, the Committee exercises its discretion and makes its judgment after considering the factors described above.

     The companies chosen for the comparator group used for compensation purposes are not the same companies that comprise the peer group index in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily the companies that would be included in a peer group established for comparing shareholder returns.

     The key elements of the Company's executive compensation are base salary, annual bonuses, and long-term incentives. Each of these is addressed separately below. In determining compensation, the Committee considers all elements of an executive's total compensation package, including severance plans, insurance, and other benefits.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. It is the Committee's objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. Accordingly, with respect to compensation payable to an applicable executive officer that would otherwise be nondeductible, it is the Company's policy that such amounts be deferred until the limitation on deductibility no longer applies with respect to such person.

BASE SALARIES

     The Committee regularly reviews each executive's base salary. The base salary ranges of the Company's executives are targeted at approximately the 50th percentile of the base pay ranges of similarly positioned executives in the group of comparator companies selected for compensation comparison purposes.

     Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues, and external pay practices. Increases to base salaries are driven primarily by performance, evaluated based on sustained levels of contribution to the Company.

     The factors impacting base salary levels are not independently assigned specific weights. Rather, the Committee reviews all of the factors, and makes base pay recommendations that reflect the Committee's analysis of the aggregate impact of these factors. Overall, executive salaries were increased at rates comparable to the increases provided at other similarly situated companies and are near or at market levels.

     As reflected in the Summary Compensation Table, Mr. Jorndt's salary was increased in 2000 by $66,667 (7.5%). In determining Mr. Jorndt's base salary for 2000, the Committee considered the Company's financial performance for the prior year and over an extended period of time, Mr. Jorndt's individual performance, his responsibilities as Chief Executive Officer, and his long-term contributions to the success of the Company. The Committee also compared Mr. Jorndt's base salary and total compensation to the base salaries and total compensation of chief executive officers at comparator companies.

ANNUAL BONUSES

     The Walgreen Management Incentive Plan (the "Annual Plan") promotes the Company's pay-for-performance philosophy by providing executives and other employees with direct financial incentives in the form of annual cash bonuses to achieve performance goals tied to return on invested capital.

     Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The Annual Plan emphasizes team performance by establishing a bonus pool covering all plan participants and by maintaining terms that are consistent for all participants.

     Each year, the Committee establishes specific goals, the achievement of which will determine the funding of the bonus pool. In turn, the size of the bonus pool will determine the amount of the relative awards to participants. Accordingly, executives' opportunities to earn bonuses correspond to the degree to which the preestablished goals are achieved.

     Target bonus awards for the named executive officers are established at levels approximating the 50th percentile of marketplace practices for executive positions. Actual payouts can rise above or fall below the targeted levels, depending upon performance relative to the preestablished performance objectives. In 2000, Mr. Jorndt's bonus represented 57% of his salary. This resulted in a bonus award under the Annual Plan of $543,115.

LONG-TERM INCENTIVES

     Long-term incentives are provided pursuant to the Restricted Performance Share Plan and the Executive Stock Option Plan.

     In keeping with the Company's commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes annual decisions regarding appropriate long-term incentive grants for each executive. When determining these awards, the Committee considers the Company's financial performance in the prior year, executives' levels of responsibility, prior experience, historical award data, and compensation practices at comparator companies. In determining award sizes, the Committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis.

     RESTRICTED PERFORMANCE SHARE PLAN: The Plan provides for contingent grants of restricted Common Stock and restricted cash at the beginning of one-year performance periods. The participants, the amounts of the grants to each, the performance requirements for each period, and the restrictions, are determined by the Compensation Committee.

     The performance requirements are annual FIFO earnings goals, subject to a minimum return on invested capital. The degree to which the goals are met determines the amount of the contingent grant that is earned, if any. The restricted Common Stock and restricted cash awards earned for the performance period ended August 31 of each fiscal year are restricted for a period of four years, with the restrictions lapsing at the rate of 25% per year.

     Based on the achievement of results that exceeded the threshold annual FIFO earnings goals and met the Company's return on invested capital standard, Mr. Jorndt was granted 10,726 restricted performance shares and $248,710 restricted cash for fiscal 2000. Grant levels are established in furtherance of the overall objectives detailed above and by comparison to similar grants to chief executive officers at comparator companies.

     EXECUTIVE STOCK OPTION PLAN: Stock options are granted periodically to the Company's executives at the discretion of the Committee to enhance the link between shareholder value creation and executive pay. Grant levels are coordinated with those under the Restricted Performance Share Plan, in order to maintain competitive levels of long-term incentive pay under the Company's long-term compensation programs.

     Stock options are granted at an option price not less than the fair market value of the Company's Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. Further, stock options reflected in the Summary Compensation Table are subject to a 36-month vesting period. This approach focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company.

     In fiscal 2000, Mr. Jorndt received options to purchase a total of 155,255 shares at the fair market value of shares on the dates of grant. These grants were established by comparison to 50th percentile long-term incentive grants at comparator companies. The Committee believes that this equity interest provides a strong link to the interests of shareholders.

                                          Cordell Reed, Chairman
                                          James J. Howard
                                          John B. Schwemm

                                 OTHER MATTERS

     The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors has:

     - Reviewed and discussed the audited financial statements with management;

     - Discussed with Arthur Andersen LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61;

     - Received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and has discussed with Arthur Andersen LLP its independence.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended August 31, 2000.

                                          John B. Schwemm, Chairman
                                          William C. Foote
                                          David Y. Schwartz
                                          Marilou M. von Ferstel

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the five-year cumulative total return of the Company's Common Stock with the Value Line Drug Store Industry Peer Group and the S&P 500 Stock Index. The graph assumes a $100 investment made September 1, 1995, and the reinvestment of all dividends.
Line Graph

                                                   WALGREEN CO. COMMON             PEER GROUP                   S & P 500
                                                   -------------------             ----------                   ---------
1995                                                     100.00                      100.00                      100.00
1996                                                     136.00                      129.00                      119.00
1997                                                     225.00                      199.00                      167.00
1998                                                     323.00                      278.00                      181.00
1999                                                     392.00                      288.00                      252.00
2000                                                     559.00                      313.00                      294.00

                                                           DOLLAR VALUE OF INVESTMENT AT AUGUST 31
                                                         --------------------------------------------
                                                         1995    1996    1997    1998    1999    2000
                                                         ----    ----    ----    ----    ----    ----
Walgreen Co. Common..................................    $100    $136    $225    $323    $392    $559
Peer Group...........................................    $100    $129    $199    $278    $288    $313
S & P 500............................................    $100    $119    $167    $181    $252    $294

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP will serve as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending August 31, 2001. This firm has served as the independent auditors for the Company since 1924. Representatives of the firm are expected to be present at the Annual Meeting to respond to shareholders' questions and to have the opportunity to make any statements they consider appropriate.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholders may submit proposals appropriate for shareholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting they must be received by the Company no later than July 24, 2001. Such proposals should be directed to Walgreen Co.,
Attention: Secretary, 200 Wilmot Road, Deerfield, Illinois 60015.

     In addition, the Company's By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company's proxy statement, to be brought before an Annual Meeting. In general, notice must be received by the corporate Secretary not less than 90 days or more than 120 days prior to the anniversary of the immediately preceding Annual Meeting. The notice should contain a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; the name and address, as they appear in the Company's books, of the shareholder proposing such business; the class and number of shares of the Company that are beneficially owned by the shareholder; and any material interest of the shareholder in such business. If the Company does not receive notice of a shareholder proposal within this time frame, the individuals named in the proxies solicited by the Company's Board of Directors for that meeting may exercise discretionary voting power with respect to that proposal.

                                        By order of the Board of Directors.

                                        Julian A. Oettinger
                                                  JULIAN A. OETTINGER
                                                       Secretary

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO WALGREEN CO., ATTENTION: MR. MARK A. WAGNER, TREASURER, 200 WILMOT ROAD, DEERFIELD, ILLINOIS 60015.

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

The Board of Directors of Walgreen Co. (the "Company") established an Audit Committee (the "Committee") to evaluate significant matters relating to the financial reporting process and system of internal accounting controls of the Company and to review the scope and results of the annual audits conducted by the outside auditor. To better define these objectives, the Board of Directors hereby assigns the authority, responsibility and specific duties of the Committee as described below.

Composition
The Committee shall be comprised of three or more directors, whose term of appointment is at the discretion of the Board of Directors, all of whom shall have no relationship that may interfere with the exercise of their independence from management and the Company. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or shall become financially literate within a reasonable period of time after his or her appointment to the Committee. In accordance with New York Stock Exchange regulations, at least one member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. One member shall be appointed Committee Chairman by the Chairman of the Board of Directors.

Authority
The Committee is granted the authority to investigate any activity of the Company in order to adequately discharge its responsibility, and to expand its knowledge of Company financial operations. The Committee shall have direct access to the outside auditor and the General Auditor and any other executive or manager of the Company.

Meetings
The Committee is to meet at least quarterly or as many times as it deems necessary.

Attendance
The Chairman may request, in addition to Committee members, that members of management, the Secretary of the Company, representatives of the outside auditor and the General Auditor be present at meetings of the Committee.

Minutes
Minutes of each meeting are to be prepared by the Secretary of the Company or the Chairman's designate and sent to Committee members and the Company directors who are not Committee members. The Secretary of the Company shall maintain copies of all minutes as permanent records.

Specific Duties
The Committee shall:

 1. Review and reassess the adequacy of this charter at least annually. Upon amendment, submit the charter to the Board of Directors for approval.

 2. Ensure that the charter is published in the proxy statement at least every three years, as required by the Securities and Exchange Commission.

 3. Review with management and the outside auditor, upon completion of their audit, the audited financial statements for the year. Request that the outside auditor report on matters required to be communicated to the Committee in accordance with current auditing standards.

 4. Prepare an annual report to be included in the proxy statement, as required by the Securities and Exchange Commission.

 5. Engage the outside auditor to complete quarterly reviews in accordance with current auditing standards. Request that the outside auditor report on matters, if any, required to be communicated to the Committee in accordance with current auditing standards, prior to the filing of the Form 10-Q.

 6. Review with the outside auditor and the General Auditor their annual audit plans to determine the combined audit coverage for the Company.

 7. Review with the Company's management, the outside auditor and the General Auditor, the Company's accounting and financial policies and procedures.

 8. Discuss with the outside auditor and the General Auditor any relevant recommendations for the improvement of internal accounting controls, the selection of accounting policies and the financial reporting process.

 9. Recommend to the Board of Directors the retention or nonretention of the outside auditor. The Committee and the Board of Directors have the ultimate authority to select, evaluate and, where appropriate, replace the outside auditor. The outside auditor is ultimately accountable to the Committee and the Board of Directors.

10. Require the outside auditor to annually summarize audit and nonaudit service fees and to submit a formal written statement disclosing all relationships between the outside auditor and the Company in accordance with current independence rules. The Committee is responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

11. Apprise the Board of Directors, by means of oral reports, distribution of the minutes of its meetings and special presentations when necessary, of significant developments relating to the performance of its duties.

12. Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Committee.

While the Committee has the responsibilities set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles which is the responsibility of management and the outside auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor, or to assure compliance with laws and regulations and the Company's internal policies.

PROXY                             WALGREENS                               PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints L. DANIEL JORNDT, JOHN B. SCHWEMM and CHARLES R. WALGREEN III, or any of them, with full power of substitution, as attorneys and proxies to vote all shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of WALGREEN CO. (and any adjournment thereof) to be held at the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 10, 2001, upon the matters referred to on the reverse side and, in their discretion, upon such other matters as may properly come before the meeting.

NOMINEES:

L. Daniel Jorndt, David W. Bernauer, William C. Foote, James J. Howard, Alan G. McNally, Cordell Reed, David Y. Schwartz, John B. Schwemm, Marilou M. von Ferstel, Charles R. Walgreen III.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS SPECIFIED THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting.

If voted by mail, this proxy must be signed and dated on the reverse side.

Parking is available on the north side
of Navy Pier. Once on the north dock,
please pass the West Parking Garage
and proceed to the EAST PARKING GARAGE,
the garage closest to the Grand Ballroom.

Shareholders should use ENTRANCE 2,                    NAVY PIER ACCESS MAP
LOBBY 3 for access to the Grand
Ballroom. Please follow posted signs.                          MAP

If you park in the Navy Pier parking
garage, please pick up a voucher for
$5 parking at our registration desk.
Without the voucher, parking will be
$11.50 or $17.50 depending on the
length of time you are parked.


          ADMISSION TICKET TO WALGREENS ANNUAL MEETING OF SHAREHOLDERS

                  [WALGREENS THE PHARMACY AMERICA TRUSTS LOGO]


This is your Admission Ticket to Walgreens Annual Meeting of Shareholders to be held Wednesday, January 10, 2001, at 2:00 p.m., Central Standard Time, at the Grand Ballroom of Navy Pier. A map detailing directions to the meeting site is shown above. Please present this original ticket for admission. Photocopies will not be accepted and you may be asked for identification at the time of admission.

                                    WALGREEN CO.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.        /*/

1. Election of Director nominees listed below:
   01-L. Daniel Jorndt             02-David W. Bernauer          FOR     WITHHOLD   FOR ALL     THE BOARD OF DIRECTORS RECOMMENDS
   03-William C. Foote             04-James J. Howard            ALL       ALL      EXCEPT*     A VOTE FOR THE DIRECTOR NOMINEES
   05-Alan G. McNally              06-Cordell Reed               / /       / /        / /       LISTED TO THE LEFT.
   07-David Y. Schwartz            08-John B. Schwemm
   09-Marilou M. von Ferstel       10-Charles R. Walgreen III


___________________________________________________                                             The signatory hereby acknowledges
*(Except nominee(s) written above.)                                                             receipt of the accompanying Notice
                                                                                                of Annual Meeting of Shareholders
                                                                                                and Proxy Statement.


                                                                                                            Dated: ________________

                                                                                                 Signature(s) _____________________

                                                                                                 __________________________________
                                                                                                 PLEASE SIGN EXACTLY AS YOUR NAME
                                                                                                 APPEARS. JOINT OWNERS SHOULD EACH
                                                                                                 SIGN. WHERE APPLICABLE, INDICATE
                                                                                                 YOUR OFFICIAL POSITION OR
                                                                                                 REPRESENTATION CAPACITY.
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     THIS IS YOUR PROXY CARD, FOLD AND DETACH BELOW

CONTROL NUMBER

           INSTRUCTIONS FOR VOTING BY TELEPHONE, THE INTERNET OR MAIL

     Walgreen Co. encourages you to take advantage of new and convenient ways to vote your shares for proposals to be covered at the ANNUAL MEETING OF
     SHAREHOLDERS. Please take this opportunity to use one of the three voting methods detailed below to vote your shares. This year, voting has been made easier than ever.

     ---> VOTE BY PHONE. Call toll-free at (800) 542-0557 using a touch-tone telephone to vote 24 hours a day, 7 days a week. Have your proxy card
     (above) and social security number in hand when you call. Please enter the 6-digit control number which is located to the left and above, just below your proxy card.

           Option 1   To vote as the Board of Directors recommends, press 1.
                      Your vote will be confirmed and cast as directed and the call will end. If you wish to withhold your vote for any or all individual nominees, press 0.

           Option 2   If you selected 0, you will hear these instructions:

                      To WITHHOLD for all nominees, press 9; to WITHHOLD for AN
                      INDIVIDUAL nominee, press 0 and enter the two digit number that appears on the proxy card (above) next to the name of the nominee you DO NOT wish to vote for. Once you have completed voting for Directors, press 0.

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR
                      NOMINEES LISTED ON THE PROXY CARD (ABOVE).




     ---> VOTE VIA THE INTERNET 24 hours a day, 7 days a week, at:
          WWW.COMPUTERSHARE.COM/US/PROXY Have your proxy card (above) and social security number in hand when you access the web site.

     ---> VOTE BY MAIL. Please vote, sign, date and return your proxy card
          (above) using the enclosed postage-paid envelope.


IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET PLEASE DO NOT MAIL YOUR PROXY CARD.

                              THANK YOU FOR VOTING